EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our reports dated November 2, 1994, accompanying the consolidated financial statements and schedules of Innovex, Inc. and Subsidiaries incorporated by reference or included in the Annual Report on Form 10-K for the fiscal year ended September 30, 1994, which is incorporated by reference in this Registration Statement on Form S-8 and Prospectus. We consent to the incorporation by reference in the Registration Statement and Prospectus of the aforementioned reports.


/s/ Grant Thornton LLP
GRANT THORNTON LLP

Minneapolis, Minnesota
April 26, 1995